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                                                                   Exhibit 10.7


                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                        MARCH MOTORS INTERNATIONAL, INC.
                                       AND
                               JOSEPH F. NOVOGRATZ

         THIS AGREEMENT entered into on January 1, 1998, is made by and between March Motors International, Inc. (hereinafter referred to as "March") and Joseph
F. Novogratz (hereinafter referred to as "JFN").

         WHEREAS, March and JFN have been parties to an oral agreement regarding outstanding interest-free loans made to March by JFN which shall continue until said time as March is able to repay JFN.

         WHEREAS, March desires the services of JFN to assist March in its operations as provided herein, and JFN has agreed to provide such services;

         NOW, THEREFORE, March and JFN in consideration of the mutual promises and covenants contained herein, agree as follows:

         I.       EMPLOYMENT

         March agrees to employ JFN as its Chairman of the Board. JFN hereby accepts such employment. JFN will serve March under the direction of its Board of Directors. During the term of this Agreement, JFN agrees to devote his business time, skill, energy, and attention to the services and businesses of March and shall perform such services in a diligent, trustworthy, loyal, and business-like manner, all for the purpose of advancing its business of March.

         II.      EXCLUSIVITY OF SERVICES

         JFN will devote his best efforts to the performance of his duties hereunder. JFN will not, without he written consent of the Board of Directors of March, engage in any activity which conflicts or interferes with the performance of his duties hereunder during the term of this Employment Agreement, except as specified herein. JFN may continue to operate Insulation Distributors, Inc.

         III.     TERM

         This Employment Agreement shall have a term of three years ("initial term") beginning on January 1, 1998 and expiring on December 31, 2020. This Employment Agreement will, after expiration of the initial term, automatically extend for consecutive additional one year terms ("succeeding terms") absent sixty (60) days of written notice from either party to the other, prior to the expiration of either the initial term or any succeeding term, or the parties' intent not to renew the Employment Agreement. Both the initial term in any succeeding terms shall be subject to termination before expiration under Section VII of this Agreement.

IV.      COMPENSATION

         In consideration of JFN's acceptance and continued employment and performance of duties under this Employment Agreement, including but not limited to the provisions of Sections V and VI, March shall pay to JFN the following:


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         (a)      Salary - JFN shall be issued  immediately  100,000  restricted shares of the company's common stock as an inducement to enter into the agreement and for all services and loans committed to the company in 1997. JFN shall be paid a salary of $60,000.00 per year.

         (b) Benefits - JFN shall, for each fiscal year this Employment Agreement remains effective, be entitled to benefit plans on the same terms as such benefits are generally available to other senior executives of March, as well as any benefits which are expressly granted to JFN by the Board of Directors of March.

         (c) Expense Reimbursement - March will pay or reimburse JFN for all reasonable and necessary out-of-pocket expenses incurred by him and the performance of his duties under this Employment Agreement, subject to the presentation of appropriate vouchers in accordance with March's normal policies for expense verification, and in an amount not to exceed On Thousand Dollars ($1,000.00) in any calendar month.

         (d) Stock Option - For each year of employment, March will grant a stock option to JFN in the amount of 100,000 shares at $6 per share, effective January 1, 1998.

         V.       COVENANT NOT TO SOLICIT

         In partial consideration of the compensation paid under this Employment Agreement, including, but not limited to, the benefits outlined above, JFN agrees that during the time of whether voluntary or involuntary, provided that any involuntary termination is in compliance with this Employment Agreement, he shall not, either personally or through an employer, firm, agent, servant, employee, partner, shareholder, representative, affiliate or any other entity:

         (a) Deliver products or services or attempt to deliver products or services which are of the same type or nature as those which JFN provided or offered during his employment under this Employment Agreement, to any customer of March, except as specifically provided herein, without prior written consent of March. March's products and services shall be defined for these purposes to include those products and services offered by March during JFN's employment with March for a period of 12 months following the termination of JFN's employment with March.

         (b) Employ or offer to employ any individual employed by March within the four (4) months proceeding the termination of JFN's employment or request, advise, or entice any such individual to leave the employment of March.

         JFN further agrees that in the event he breaches any of the covenants contained in Section V or VI of this Employment Agreement, irreparable harm will result to March, that March's remedy at law will be inadequate, and that March will be entitled to an injunction to restrain any continuing breach of this Employment Agreement by JFN, his partners, agents, servants, employees, or representatives, or any other persons or entities acting for or with him. March shall, without limitation, be entitled to damages, reasonable attorneys' fees, and any other costs and expenses incurred in connection with the enforcement of
Section V or VI of this Agreement, in addition to any other rights or remedies which March may have at law or in equity.


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         VI.      NONDISCLOSURE OF INFORMATION

                  (A) JFN agrees that any information related to the business of March, or of any March's clients or customers, which is acquired by JFN during his employment by March, shall be regarded as confidential and solely for the proprietary benefit of March. JFN shall not, except as is necessary in the ordinary course of conducting business for March, use such information for himself or disclose such information to any other person or entity directly or indirectly, either during the term of this Employment Agreement, or any time thereafter, unless he obtains the prior written approval of March.

                  (B) JFN shall not remove any records or documents from the premises of March or March's clients or customers in either original, duplicate, or copied form, except as is necessary in the ordinary course of business for March and subject to the approval of March's management person with the authority to act upon such matters. JFN shall immediately deliver to March, upon termination of his employment with March, or at any other time upon March's request, any such records or documentation in JFN's possession or control.

         VII.     TERMINATION

                  (A) JFN's employment shall be terminated under any of the following circumstances:

                           (1)      By the mutual agreement of JFN and March;

                           (2)      Upon the death of JFN; or

                           (3) Upon the voluntary  termination of this Agreement
by March or JFN.

                  (B) In the event that JFN's employment is terminated under paragraph VII, JFN's entitlement to compensation under Section VI of this Agreement shall be immediately cease.

         VIII.             CONSENT TO VENUE AND JURISDICTION

         JFN and March consent to venue and jurisdiction in the District Court of Hennepin, State of Minnesota, and in the United States District Court for the district of Minnesota, and to service of process under Minnesota law in any action commenced to enforce this Employment Agreement.

         IX.      ENTIRE AGREEMENT

         This Employment Agreement constitutes the entire agreement between the parties, and may not be amended or modified except by the mutual written agreement of JFN and March. This agreement supersedes any previous employment agreement, written or oral, that the parties may have entered into.

         X.       GOVERNING LAW

         This Employment Agreement shall be construed and governed by the laws of the State of Minnesota.


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         XI.      SEVERABILITY

         If any provision of this Employment Agreement shall, for any reason, be adjudged to be void, invalid, or unenforceable by a court of law, the remaining provisions of this Employment Agreement shall nonetheless continue and remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement.

                                       March Motors International, Inc.


Dated: 6th January 1998                By: /s/ Leslie MacTaggart
                                          -------------------------------------

                                          Its: Director
                                              ---------------------------------


                                      /s/ Joseph Novogratz
Dated: 12-16-97                       -----------------------------------------
                                      Joseph F. Novogratz

                      AMENDMENT OF EMPLOYMENT AGREEMENT

WHEREAS, the undersigned is currently serving under an employment agreement for 1998 with March Motors International, Inc., a Minnesota corporation, whereby he is being paid a salary of $60,000 for his service in 1998.

NOW THEREFORE, FOR VALUABLE CONSIDERATION, the undersigned hereby agrees to the following:

1. The undersigned will defer all his compensation under such employment contract until the Company completes its pending Initial Public Offering (IPO), raising net proceeds to March of $4,000,000.00 or more at which time the undersigned will receive all deferred 1998 compensation from the proceeds of such IPO.

2. The undersigned agrees that the consideration he has received for this deferral of compensation is the closing of the purchase of Norton assets by the Company.

3. This deferral of compensation shall cover all payments from January 1, 1998 forward. Joseph Novogratz may at any time convert the amount deferred as above provided to common shares of March at the rate of $3.00 of deferred compensation per common share.


                                                    /s/ Joseph F. Novogratz
                                                    ----------------------------
                                                        Joseph F. Novogratz

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         This Second Amendment of the Employment Agreement is made as of the 1st day of June, 1998, by and among Norton Motors International Inc. (the "Company") and Joseph F. Novogratz ("JFN").

                                    RECITALS

         WHEREAS, the Company and JFN are parties to an Employment Agreement dated as of January 1, 1998, as amended by an Amendment to Employment Agreement, the terms of which are incorporated herein by reference (the "Employment Agreement"). Any terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

         WHEREAS, the Company and JFN desire to amend the Employment Agreement as set forth herein.

         NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

         1. The first sentence of Article I shall be deleted in its entirety and a new sentence shall be added as follows:

                  "March agrees to employ JFN as its President and Co-Chairman of the Board."

         2. Article IV, Section (c) shall be deleted in its entirety, and a new Section (c) shall be added as follows:

                  "(c) Expense Reimbursement - March will pay or reimburse JFN for all reasonable and necessary out of pocket expenses incurred by him in the performance of the duties under this Employment Agreement, subject to the presentation of appropriate vouchers in accordance with March's normal policies for expense verification.

         3. Article IV, Section (d) shall be deleted in its entirety and a new Section (d) shall be added as follows:

         (d) Stock Option - The Company will grant a stock option to JFN in the amount of 300,000 shares, at an exercise price of $6.00 per share, effective January 1, 1998. Of the 300,000 options granted under this Section (d), options to purchase 100,000 shares shall be immediately exercisable, options to purchase 100,000 shares shall become exercisable on the first anniversary of the Employment Agreement, and options to purchase 100,000 shares shall become exercisable on the second anniversary of the Employment Agreement, provided, however, at such time as JFN is no longer either President or Co-Chairman of the Company, all options which have not become exercisable shall terminate.

         4. Except as herein amended, the Employment Agreement, as amended, is expressly ratified and confirmed.


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         IN WITNESS WHEREOF,  the parties have executed this Second Amendment of
Employment Agreement as of the day and year first above written.


                                             NORTON MOTORS INTERNATIONAL INC., a
                                             Minnesota corporation


                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


                                             -----------------------------------
                                                      Joseph F. Novogratz





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